Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Juniata Valley Financial Corp.

Mifflintown, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our reports dated March 16, 2015, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Juniata Valley Financial Corp. for the year ended December 31, 2014, which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Harrisburg, Pennsylvania

August 24, 2015